CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated August 22, 2008, accompanying the financial statements of Closed-End Strategy: Cohen & Steers Master Equity and Income Portfolio, Series 1 and Closed-End Strategy: Senior Loan and Limited Duration Portfolio, Series 8 (included in Van Kampen Unit Trusts, Series 580) as of April 30, 2008, and for the period from May 22, 2006 (Initial Date of Deposit) through April 30, 2007 and for the year ended and the financial highlights for the period from May 22, 2006 (Initial Date of Deposit) through April 30, 2007 and for the year ended April 30, 2008, contained in this Post-Effective Amendment No. 2 to Form S-6 (File No. 333-132432) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
August 22, 2008